     As filed with the Securities and Exchange Commission on June 28, 1996
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                            Trustmark Corporation
            (Exact name of registrant as specified in its charter)


    Mississippi                                                 64-0471500
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

              248 E. Capitol Street, Jackson, Mississippi  39201
           (Address of principal executive offices)     (Zip Code)

                 Trustmark National Bank Profit Sharing Plan
                           (full title of the plan)

                                LOUIS E. GREER
                                  Controller
                           Trustmark National Bank
                            248 E. Capitol Street
                              Jackson, MS  39201
                    (601) 949-2310   Fax:  (601) 949-6871

           (Name, address including zip code and telephone number, including area code, of agent for service)

                       Copies of all correspondence to:

                             Robert D. Drinkwater
                   Brunini, Grantham, Grower & Hewes, PLLC
                            Post Office Drawer 119
                              Jackson, MS  39205
                    (601) 948-3101   Fax:  (601) 960-6902

                       CALCULATION OF REGISTRATION FEE

=================================================================================================
                                             Proposed           Proposed
Title of                                     maximum            maximum
securities              Amount               offering           aggregate            Amount of
to be                   to be                price              offering             registra-
registered(1)           registered           per share          price                tion fee(2)
- -------------------------------------------------------------------------------------------------
Common Stock            250,000              $22.125            $5,531,250           $1,908
$0.00 par value
per share
=================================================================================================


Includes an estimated number of Trustmark Corporation ("Trustmark") shares to be acquired in the near future by employees of Trustmark National Bank ("Trustmark Bank") under the Trustmark National Bank Profit Sharing Plan (the "Plan").

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Plan.

================================================================================

(2) Registration Fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices for Trustmark's shares reported on the NASDAQ System on June 24, 1996.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,
check the following box.     [x]

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The documents containing the information specified in Form S-8, Item 1, will be sent or given to participants in the Plan as specified by Rule 428(b) (1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

The statement containing the information specified in Form S-8, Item 2, will be sent or given to participants as specified.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Annual Report of Trustmark on Form 10-K for the fiscal year ended December 31, 1995.

(b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995.

(c) All reports filed with the Commission by Trustmark since December 31, 1995 or subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement, and all amendments thereto, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         No expert or counsel was employed on a contingent basis or has received or is to receive any direct or indirect substantial interest in Trustmark or any subsidiary thereof in connection with this offering.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Article VI, Section 2, of the bylaws of Trustmark, the corporation may indemnify or reimburse the expenses of any person against all reasonable expenses incurred in connection with any litigation or proceeding in which such person may have been involved because he is or was a director (including honorary or advisory directors) officer or employee of the corporation or of any other firm, corporation or organization which he served in any such capacity at the request of the corporation. Provided, such person shall have no right to indemnification or reimbursement in relation to any matters in which he is finally adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties; and, provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by any appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by an individual or individuals in the form of payments to the corporation.

         In addition, pursuant to the Mississippi Business Corporation Act, directors and officers are entitled to indemnification in certain events as summarized below:

Section  79-4-8.50.  SUBARTICLE DEFINITIONS.

         In this subarticle:

                 (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                 (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                 (3)      "Expenses" include counsel fees.

                 (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                 (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and
         (ii) when used with respect to an individual other than a director as contemplated in Section 79-4-8.56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

                 (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                 (7) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section  79-4-8.51.       AUTHORITY TO INDEMNIFY.

         (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                 (1)      He conducted himself in good faith; and

                 (2)      He reasonably believed:

                          (i) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and

                          (ii) In all other cases, that his conduct was at least not opposed to its best interests; and

                 (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d)     A corporation may not indemnify a director under this section:

                 (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                 (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section  79-4-8.52.  MANDATORY INDEMNIFICATION.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section  79-4-8.53.  ADVANCE FOR EXPENSES.

         (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                 (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 79-4-8.51;

                 (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                 (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this subarticle.

         (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 79-4-8.55.

Section  79-4-8.54.  COURT ORDERED INDEMNIFICATION.

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                 (1) The director is entitled to mandatory indemnification under Section 79-4-8.52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                 (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in
                 Section  79-4-8.51 or was adjudged liable as described in
                 Section 79-4-8.51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

Section  79-4-8.55.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

         (a) A corporation may not indemnify a director under Section 79-4-8.51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 79-4-8.51.

         (b)     The determination shall be made:

                 (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                 (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

                 (3)      By special legal counsel:

                                  (i)      Selected by the board of directors
                          of its committee in the manner prescribed in subdivision (1) or (2); or

                                  (ii)     If a quorum of the board of
                          directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

                 (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

Section  79-4-8.56.  INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

         Unless a corporation's articles of incorporation provide otherwise:

         (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under Section 79-4-8.52, and is entitled to apply for court-ordered indemnification under Section 79-4-8.54, in each case to the same extent as a director;

         (2) The corporation may indemnify and advance expenses under this subarticle to an officer, employee or agent of the corporation who is not a director to the same extent as to a director; and

         (3) A corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Section  79-4-8.57.  INSURANCE.

         A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 79-4- 8.51 or 79-4-8.52.

Section  79-4-8.58.  APPLICATION OF ARTICLE.

         (a) Unless the articles of incorporation or bylaws provide otherwise, any authorization of indemnification in the articles of incorporation or bylaws shall not be deemed to prevent the corporation from providing the indemnification permitted or mandated by this subarticle.

         (b) Any corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against his gross negligence or willful misconduct. Unless the articles of incorporation, or any such bylaws or resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with subsection (b) of Section 79-4-8.55. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

         (c) This subarticle does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.  Description of Exhibit

   4.1. Profit Sharing Plan, dated as of January 1, 1989, and Amendments No. 1, 2 and 3, thereto. The Registrant represents and undertakes that the Plan and all amendments thereto (including future amendments) have been, or will be, as the case may be, submitted to the Internal Revenue Service ("IRS") in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan.

   23.1.     Consent of Arthur Andersen LLP

   23.2.     Consent of Arthur Andersen LLP

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person connected with the securities being registered) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson and State of Mississippi on the 26th day of June, 1996.

                                           TRUSTMARK CORPORATION


                                           /s/Frank R. Day
                                           -----------------------------------
                                           By: Frank R. Day
                                           Chairman of the Board,
                                           President and
                                           Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Title                                         Date
/s/Frank R. Day                                    Chairman of the Board                         6/26/96
- --------------------------                                                                      ---------
Frank R. Day, President and
Chief Executive Officer
(Principal Executive Officer)

/s/Gerard R. Host                                  Treasurer                                     6/26/96
- --------------------------                                                                      ---------
Gerard R. Host, Treasurer
(Principal Financial and
Accounting Officer)

Signature                                          Title                                         Date
- ---------                                          -----                                         ----
/s/J. Kelly Allgood                                Director                                      6/27/96
- -------------------------                                                                       ---------
J. Kelly Allgood


/s/Reuben V. Anderson                              Director                                      6/28/96
- -------------------------                                                                       ---------
Reuben V. Anderson


                                                   Director
- -------------------------                                                                       ---------
John L. Black, Jr.


                                                   Director
- --------------------------                                                                      ---------
Harry H. Bush


                                                   Director
- --------------------------                                                                      ---------
Robert P. Cooke III


/s/Frank R. Day                                    Chairman of the Board                         6/26/96
- --------------------------                                                                      ---------
Frank R. Day


/s/William C. Deviney, Jr.                         Director                                      6/28/96
- --------------------------                                                                      ---------
William C. Deviney, Jr.


/s/D.G. Fountain, Jr                               Director                                      6/28/96
- --------------------------                                                                      ---------
D.G. Fountain, Jr.


                                                   Director
- --------------------------                                                                      ---------
C. Gerald Garnett


/s/Matthew L. Holleman III                         Director                                      6/28/96
- --------------------------                                                                      ---------
Matthew L. Holleman III


                                                   Director
- --------------------------                                                                      ---------
Fred A. Jones


/s/T.H. Kendall III                                Director                                      6/27/96
- --------------------------                                                                      ---------
T.H. Kendall III


                                                   Director
- --------------------------                                                                      ---------
Larry L. Lambiotte


                                                   Director
- --------------------------                                                                      ---------
Robert V. Massengill


/s/Donald E. Meiners                               Director                                      6/27/96
- --------------------------                                                                      ---------
Donald E. Meiners


/s/William Neville III                             Director                                      6/26/96
- --------------------------                                                                      ---------
William Neville III


/s/Richard H. Puckett                              Director                                      6/28/96
- --------------------------                                                                      ---------
Richard H. Puckett


/s/Charles W. Renfrow                              Director                                      6/27/96
- --------------------------                                                                      ---------
Charles W. Renfrow


                                                   Director
- --------------------------                                                                      ---------
Clyda S. Rent


                                                   Director
- --------------------------                                                                      ---------
William Thomas Shows


/s/Harry M. Walker                                 Director                                      6/26/96
- --------------------------                                                                      ---------
Harry M. Walker


/s/LeRoy G. Walker, Jr.                            Director                                      6/27/96
- --------------------------                                                                      ---------
LeRoy G. Walker, Jr.


                                                   Director
- -------------------------                                                                       ---------
Paul H. Watson, Jr.


                                                   Director
- -------------------------                                                                       ---------
John C. Wheeless, Jr.


                                                   Director
- -------------------------                                                                       ---------
Allen Wood, Jr.

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Jackson, State of Mississippi, on the 28th day of June, 1996.



                                     Trustmark National Bank Profit Sharing Plan
                                     Trustmark National Bank, Plan Administrator

                                     /s/Robert G. Spring
                                     -------------------------------------------
                                     By:  Robert G. Spring
                                     Its: Senior Vice President

                                 EXHIBIT INDEX


Exhibit Number           Description
- --------------           -----------
4.1                      Trustmark Profit Sharing Plan

23.1                     Consent of Arthur Andersen LLP

23.2                     Consent of Arthur Andersen LLP